BlackRock Funds II (the "Registrant")
BlackRock Dynamic High Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock Multi-Asset Income Portfolio

77Q1(d):

Copies of all constituent instruments defining the rights of holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I Attached please find as an exhibit to sub-item 77Q1(d) of Form N-SAR a copy of the Registrant's Fourth Amended and Restated Plan Pursuant to Rule 18f-3 Under the Investment Company Act.




Exhibit 77Q1(d)
BLACKROCK FUNDS II
(the "Fund")
FOURTH AMENDED AND RESTATED PLAN PURSUANT TO
RULE 18f-3 FOR OPERATION OF
A MULTI-CLASS DISTRIBUTION SYSTEM
I. INTRODUCTION
  On February 23, 1995, the Securities and
Exchange Commission (the "Commission")
promulgated Rule 18f-3 under the Investment
Company Act of 1940, as amended (the "1940
Act"), which permits the creation and operation
of a multi-class distribution system without the
need to obtain an exemptive order under Section
18 of the 1940 Act.  Rule 18f-3, which became
effective on April 3, 1995, requires an
investment company to file with the Commission a
written plan specifying all of the differences
among the classes, including the various
services offered to shareholders, the different
distribution arrangements for each class, the
methods for allocating expenses relating to
those differences and any conversion features or
exchange privileges.  The Board of Trustees of
the Fund approved this Fourth Amended and
Restated Plan, effective February 14, 2017, in
connection with the Fund's operation of its
current multi-class distribution system in
compliance with Rule 18f-3.
II. ATTRIBUTES OF CLASSES
A.    Generally
  Each investment portfolio of the Fund (each a
"Portfolio" and, collectively, the "Portfolios")
as set out in Appendix A hereto may offer up
to 13 of the following classes of shares:
Service Shares; Investor A Shares; Investor B
Shares; Investor C Shares; Institutional Shares;
Investor A1 Shares; Investor B1 Shares; Investor
C1 Shares; Investor C2 Shares; Investor
C3 Shares; Class R Shares; Class K Shares and
Class T Shares.  In general, shares of each
class shall be identical except for different
expense variables (which will result in
different yields or total returns for each
class), certain related rights and certain
shareholder services.  More particularly,
Investor A Shares, Investor B Shares, Investor C
Shares, Service Shares, Institutional Shares,
Investor A1 Shares, Investor B1 Shares, Investor
C1 Shares, Investor C2 Shares, Investor C3
Shares, Class R Shares,  Class K Shares and
Class T Shares of each Portfolio shall
represent equal pro rata interests in the assets
of the particular Portfolio, and shall be
identical in all respects, except for: (a) the
impact of (i) distribution and shareholder
servicing expenses under the Fund's Distribution
and Service Plan assessed to each particular
share class; (ii) transfer agency and certain
administration expenses assessed from time to
time to particular share classes; and (iii) any
other expenses identified from time to time that
should be properly allocated to each particular
share class so
long as any changes in expense allocations are
reviewed and approved by a vote of the Board of
Trustees, including a majority of the non-
interested trustees; (b) the fact that each
class shall vote separately on any matter
submitted to shareholders that pertains to (i)
the Fund's Distribution and Service Plan
applicable to such class and (ii) the class
expenses borne by such class; (c) the exchange
privileges and/or conversion features of each
class of shares; (d) the sales charge(s)
applicable to certain classes of shares; (e) the
designation of each class of shares of a
Portfolio; and (f) the different shareholder
services relating to each class of shares.
B.    Sales Charges; Distribution Arrangements;
Other Expenses
  Investor A Shares
  Investor A Shares shall be available for
purchase through
securities brokers, dealers or financial
institutions or through the Fund's
transfer agent, subject to restrictions
described in their prospectus.
  Investor A Shares of the Fund's equity
portfolios (the "Equity
Portfolios") and bond portfolios (the "Bond
Portfolios") generally shall be
subject to a front-end sales charge at the rates
(and subject to the
reductions and exemptions) described in their
prospectus.  When the aggregate
offering price of Investor A Shares of the
Equity and Bond Portfolios
purchased by an investor qualifies the investor
to purchase such shares
without paying a front-end sales charge, a
contingent deferred sales charge
may be imposed at the rates (and subject to the
reductions and exemptions)
described in the prospectus.  Investor A Shares
of the Fund's money market
portfolios, if any (the "Money Market
Portfolios"), shall not be subject to a
sales charge.
  Investor A Shares of a Portfolio shall bear
the expense of
distribution and shareholder servicing fees
described in the prospectus, if
any.
  Distribution fees shall be payable to the
Fund's distributor
and/or to BlackRock Advisors, LLC or its
affiliates (collectively,
"BlackRock") primarily: (i) to compensate the
distributor for distribution
and sales support services and to reimburse the
distributor for related
expenses, including payments to brokers,
dealers, other financial
institutions or other industry professionals
(collectively, "Selling Agents")
for sales support services; and (ii) to
compensate BlackRock for sales
support services and to reimburse BlackRock for
related expenses, including
payments to Selling Agents for sales support
services.  The Fund's
distributor, BlackRock and other parties may
each make payments without
limitation as to amount in connection with
distribution or sales support
activities relating to Investor A Shares out of
its past profits or any
additional sources (other than distribution
fees) which are available to it.
  Shareholder servicing fees shall be payable to
brokers, dealers,
other financial institutions or other industry
professionals (including
BlackRock) (collectively, "Service Agents") for
general shareholder liaison
services.
  Investor A1 Shares
  Investor A1 Shares are to be issued in
connection with certain
business combinations and generally shall not be
available for purchase by
the general public.  Additional Investor A1
Shares shall only be issued in
connection with the reinvestment of dividends
and other distributions and to
certain qualified employee benefit plans.
Investor A1 Shares of the Equity
and Bond Portfolios may be subject to a front-
end or contingent deferred
sales charge at the rates (and subject to the
reductions and exemptions)
described in the prospectus.
  Investor A1 Shares of a Portfolio shall bear
the expense of
distribution and shareholder servicing fees
described in the prospectus, if
any.
  Distribution fees shall be payable to the
Fund's distributor
and/or to BlackRock primarily: (i) to compensate
the distributor for
distribution and sales support services and to
reimburse the distributor for
related expenses, including payments to Selling
Agents for sales support
services; and (ii) to compensate BlackRock for
sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The Fund's
distributor, BlackRock and
other parties may each make payments without
limitation as to amount in
connection with distribution or sales support
activities relating to Investor
A1 Shares out of its past profits or any
additional sources (other than
distribution fees) which are available to it.
  Shareholder servicing fees shall be payable to
Service Agents for
general shareholder liaison services.
  Investor B Shares and Investor C Shares
  Investor B Shares and Investor C Shares shall
be available for
purchase through securities brokers, dealers or
financial institutions or
through the Fund's transfer agent, subject to
restrictions described in their
prospectus.  Investor B Shares and Investor C
Shares of the Equity and Bond
Portfolios generally shall be subject to a
contingent deferred sales charge
at the rates (and subject to the reductions and
exemptions) described in
their prospectus.
  Investor B Shares and Investor C Shares of a
Portfolio shall bear
the expense of distribution and shareholder
servicing fees described in the
prospectus, if any.
  Distribution fees shall be payable to the
Fund's distributor
and/or to BlackRock primarily: (i) to compensate
the distributor for
distribution and sales support services and to
reimburse the distributor for
related expenses, including payments to Selling
Agents for sales support
services; and (ii) to compensate BlackRock for
sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The Fund's
distributor, BlackRock and
other parties may each make payments without
limitation as to amount in
connection with distribution or sales support
activities relating to Investor
B Shares and Investor C Shares out of its past
profits or any additional
sources (other than distribution fees) which are
available to it.
  Shareholder servicing fees shall be payable to
Service Agents for
general shareholder liaison services.
  Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares
  Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares are to be issued in
connection with certain business
combinations and generally shall not be
available for purchase by the general
public.  Additional Investor B1 Shares, Investor
C1 Shares, Investor C2
Shares and Investor C3 Shares shall only be
issued in connection with the
reinvestment of dividends and other
distributions and to certain qualified
employee benefit plans.  Investor B1 Shares,
Investor C1 Shares, Investor C2
Shares and Investor C3 Shares of the Equity and
Bond Portfolios generally
shall be subject to a contingent deferred sales
charge at the rates (and
subject to the reductions and exemptions)
described in their prospectus.
  Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares of a Portfolio shall bear the
expense of distribution and
shareholder servicing fees described in the
prospectus, if any.
  Distribution fees shall be payable to the
Fund's distributor
and/or to BlackRock primarily: (i) to compensate
the distributor for
distribution and sales support services and to
reimburse the distributor for
related expenses, including payments to Selling
Agents for sales support
services; and (ii) to compensate BlackRock for
sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The Fund's
distributor, BlackRock and
other parties may each make payments without
limitation as to amount in
connection with distribution or sales support
activities relating to Investor
B1 Shares, Investor C1 Shares, Investor C2
Shares and Investor C3 Shares out
of its past profits or any additional sources
(other than distribution fees)
which are available to it.
  Shareholder servicing fees shall be payable to
Service Agents for
general shareholder liaison services.
  Service Shares
  Service Shares shall be available for purchase
by institutions
which act on behalf of their customers
maintaining accounts with such
institutions and which provide their customers
with certain shareholder
services, subject to restrictions described in
their prospectus.  Service
Shares shall also be available to investors
acquiring Service Shares in
connection with certain business combinations
("Direct Service Investors")
and investors that participate in certain asset
allocation programs described
in the prospectus.  Service Shares of a
Portfolio shall not be subject to a
sales charge.
  Service Shares of a Portfolio shall bear the
expense of
shareholder servicing fees described in the
prospectus, if any.
  Shareholder servicing fees shall be payable to
Service Agents for
general shareholder liaison services.
  The Fund's distributor, BlackRock and other
parties may each make
payments without limitation as to amount in
connection with distribution or
sales support activities relating to Service
Shares out of its past profits
or any sources which are available to it.
  Institutional Shares
  Institutional Shares shall be available from
the distributor for
purchase by institutional investors, individuals
and others meeting certain
minimum investment and other requirements
described in the
prospectus.  Institutional Shares shall also be
available for purchase
through financial intermediaries that have
entered into an agreement with the
distributor to offer such shares on a platform
that charges a transaction-
based sales commission outside of the Portfolio.
Institutional Shares shall
not be subject to a sales charge or a separate
fee payable pursuant to any
distribution plan or shareholder servicing plan.
The Fund's distributor,
BlackRock and other parties may each make
payments without limitation as to
amount in connection with distribution or sales
support activities relating
to Institutional Shares out of its past profits
or any sources which are
available to it.
  Class R Shares
  Class R Shares shall be available for purchase
only through
certain retirement plans, subject to
restrictions described in their
prospectus.  Class R Shares of a Portfolio shall
not be subject to a sales
charge.
  Class R Shares of a Portfolio shall bear the
expense of
distribution and shareholder servicing fees
described in the prospectus, if
any.
  Distribution fees shall be payable to the
Fund's distributor
and/or to BlackRock primarily: (i) to compensate
the distributor for
distribution and sales support services and to
reimburse the distributor for
related expenses, including payments to Selling
Agents for sales support
services; and (ii) to compensate BlackRock for
sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The Fund's
distributor, BlackRock and
other parties may each make payments without
limitation as to amount in
connection with distribution or sales support
activities relating to Class R
Shares out of its past profits or any additional
sources (other than
distribution fees) which are available to it.
  Shareholder servicing fees shall be payable to
Service Agents for
general shareholder liaison services.
  Class K Shares
  Class K Shares shall be available only to (i)
certain employee
benefit plans, such as health savings accounts,
and certain employer-
sponsored retirement plans (not including SEP
IRAs, SIMPLE IRAs and SARSEPs),
(ii) collective trust funds, investment
companies and other pooled investment
vehicles, each of which may purchase shares of a
Portfolio through a
financial professional or selected securities
dealer, broker, investment
adviser, service provider or industry
professional (including BlackRock, The
PNC Financial Services Group, Inc. and their
respective affiliates) (each a
"Financial Intermediary") that has entered into
an agreement with the Fund's
distributor to purchase such shares, (iii)
"Institutional Investors," which
include, but are not limited to, endowments,
foundations, family offices,
local, city, and state governmental
institutions, corporations and insurance
company separate accounts, each of which may
purchase shares of a Portfolio
through a Financial Intermediary that has
entered into an agreement with the
Fund's distributor to purchase such shares and
(iv) any other investors who
met the eligibility criteria for BlackRock
Shares or Class K Shares prior to
August 15, 2016 and have continually held Class
K Shares of the Portfolio in
the same account since August 15, 2016.
  Class K Shares of a Portfolio are also
available to employees,
officers and directors/trustees of BlackRock,
Inc. and of mutual funds
sponsored and advised by BlackRock and immediate
family members of such
persons, if they open an account directly with
BlackRock. Class K Shares are
not subject to sales charges or distribution
fees.
  Class T Shares
  Class T Shares shall be available for purchase
through certain
securities brokers, dealers or financial
institutions, subject to
restrictions described in the prospectus.
  Class T Shares generally shall be subject to a
front-end sales
charge at the rates (and subject to the
reductions and exemptions) described
in their prospectus.  Class T Shares shall bear
the expense of distribution
and shareholder servicing fees described in the
prospectus, if any.
  Distribution fees shall be payable to the
Fund's distributor
and/or to BlackRock primarily: (i) to compensate
the distributor for
distribution and sales support services and to
reimburse the distributor for
related expenses, including payments to Selling
Agents for sales support
services; and (ii) to compensate BlackRock for
sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The Fund's
distributor, BlackRock and
other parties may each make payments without
limitation as to amount in
connection with distribution or sales support
activities relating to Class T
Shares out of its past profits or any additional
sources (other than
distribution fees) which are available to it.
  Shareholder servicing fees shall be payable to
Service Agents for
general shareholder liaison services.
  Other Class-Specific Expenses
  In addition to the class-specific expenses
mentioned above, each
class of shares shall bear the transfer agency
expenses and class-specific
administration expenses payable to the transfer
agent and administrators for
such share class under agreements approved by
the Fund's Board of Trustees
from time to time.
C.    Exchange Privileges
Investor A Shares and Investor A1 Shares
  A holder of Investor A Shares or Investor A1
Shares in a
Portfolio generally shall be permitted to
exchange his shares for Investor A
Shares of any other Portfolio of the BlackRock
Fund family at the net asset
value of such shares next determined after the
transfer agent's receipt of a
request for an exchange, plus any applicable
sales charge, subject to the
restrictions described in the prospectus.
  Investor B Shares and Investor B1 Shares
  A holder of Investor B Shares or Investor B1
Shares of a
Portfolio generally shall be permitted to
exchange his shares for Investor B
Shares of any other Portfolio of the BlackRock
Fund family at the net asset
value of such shares next determined after the
transfer agent's receipt of a
request for an exchange, subject to the
restrictions described in the
prospectus.
  Investor C Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares
  A holder of Investor C Shares, Investor C1
Shares, Investor C2
Shares, or Investor C3 Shares of a Portfolio
generally shall be permitted to
exchange his shares for Investor C Shares of any
other Portfolio of the
BlackRock Fund family at the net asset value of
such shares next determined
after the transfer agent's receipt of a request
for an exchange, subject to
the restrictions described in the prospectus.
  Service Shares
  Unless he is a Direct Service Investor, a
holder of Service
Shares in a Portfolio generally shall be
permitted to exchange his shares for
Service Shares of any other Portfolio of the
BlackRock Fund family at the net
asset value of such shares next determined after
the transfer agent's receipt
of a request for an exchange, subject to the
restrictions described in the
prospectus.    To the extent permitted from time
to time by the Fund, at the
election of Direct Service Investors, Service
Shares of a Portfolio may be
exchanged for Investor A Shares of the same
Portfolio on the basis of the net
asset values of each class of shares next determined after the transfer agent's receipt of an exchange request, subject to the restrictions described in the prospectus. Except as stated above, Direct Service Investors shall have no exchange privileges.
  Institutional Shares
  A holder of Institutional Shares in a
Portfolio generally shall
be permitted to exchange such shares for Institutional Shares of any other
Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
  Class R Shares
  The Fund shall not offer Class R Shares with an exchange privilege.
  Class K Shares
  A holder of Class K Shares in a Portfolio generally shall be permitted to exchange his shares for Class K
Shares of any other Portfolio of
the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
  Class T Shares
  The Fund shall not offer Class T Shares with an exchange privilege.
D.    Conversion Features
Investor A Shares and Investor A1 Shares
  The Fund shall not offer Investor A Shares or
Investor A1 Shares
with a conversion feature.
  Investor B Shares and Investor B1 Shares
  A certain number of years (specified in the prospectus) after the date of purchase or acquisition, Investor B
Shares or Investor B1 Shares of a
Portfolio shall automatically convert to
Investor A or Investor A1 Shares, as
stated in the prospectus, of the same Portfolio at the net asset value of each class of shares at the time of conversion.
Upon each conversion of
Investor B Shares or Investor B1 Shares of a
Portfolio that were not acquired
through reinvestment of dividends or
distributions, a proportionate amount of
Investor B Shares or Investor B1 Shares, as the case may be, of such
Portfolio that were acquired through
reinvestments of dividends or
distributions will likewise automatically convert to Investor A Shares or Investor A1 Shares, as stated in the prospectus, of the same Portfolio.
  Investor C Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares
  The Fund shall not offer Investor C Shares,
Investor C1 Shares or
Investor C2 Shares with a conversion feature.
  Service Shares, Institutional Shares, Class R
Shares, Class K
Shares and Class T Shares
  The Fund shall not offer Service Shares,
Institutional Shares,
Class R Shares, Class K Shares or Class T Shares with a conversion feature.
E. Shareholder Services
   1. Systematic Withdrawal Program
  The Fund shall offer a systematic withdrawal program, subject to the restrictions described in the prospectus, whereby, in general: (i) investors may arrange to have Investor A Shares, Investor A1 Shares, Investor
B Shares, Investor B1 Shares, Investor C Shares,
Investor C1 Shares, Investor
C2 Shares, Investor C3 Shares or Class T Shares redeemed automatically; and
(ii) Direct Service Investors may arrange to have Service Shares redeemed automatically.
  The Fund shall not offer a systematic
withdrawal program to
investors in Institutional Shares,  Class R
Shares or Class K Shares or to
investors in Service Shares who are not Direct
Service Investors.
   2. Automatic Investing Program
  The Fund shall offer an automatic investing program, subject to the restrictions described in the prospectus, whereby, in general: (i) an investor may arrange to have Investor A Shares, Investor B Shares, Investor C
Shares or Class T Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the investor's bank account; and (ii) a Direct Service Investor may arrange to have Service Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the Direct Service Investor's bank account.
  The Fund shall not offer the automatic
investment program to
investors in Investor A1 Shares, Investor B1
Shares,  Investor C1 Shares,
Investor C2 Shares, Investor C3 Shares,
Institutional Shares, Class R Shares
or Class K Shares or to investors in Service
Shares who are not Direct
Service Investors.
   3. Systematic Exchange Program
  The Fund shall offer a systematic exchange program, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have Investor A Shares, Investor A1 Shares, Investor
B Shares, Investor B1 Shares, Investor C Shares,
Investor C1 Shares, Investor
C2 Shares or Investor C3 Shares exchanged automatically from one Portfolio to up to four other Portfolios.
  The Fund shall not offer the systematic
exchange program to
investors in Service Shares, Institutional
Shares, Class R Shares, Class K
Shares or Class T Shares.
   4. Dividend Allocation Plan
  The Fund shall offer a dividend allocation plan, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares,
Investor A1 Shares, Investor B Shares, Investor
B1 Shares, Investor C Shares,
Investor C1 Shares, Investor C2 Shares or
Investor C3 Shares of one Portfolio
automatically invested in another Portfolio.
  The Fund shall not offer the dividend
allocation plan to
investors in Service Shares, Institutional
Shares, Class R Shares, Class K
Shares or Class T Shares.
F. Methodology for Allocating Expenses Among
Classes
  Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio.
Non-class-specific expenses of a
Portfolio shall be allocated in accordance with Rule 18f-3(c).


Appendix A


BlackRock Funds II

BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Core Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock Dynamic High Income Portfolio
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio
BlackRock Floating Rate Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock GNMA Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock LifePath(r) Smart Beta 2020 Fund
BlackRock LifePath(r) Smart Beta 2025 Fund
BlackRock LifePath(r) Smart Beta 2030 Fund
BlackRock LifePath(r) Smart Beta 2035 Fund
BlackRock LifePath(r) Smart Beta 2040 Fund
BlackRock LifePath(r) Smart Beta 2045 Fund
BlackRock LifePath(r) Smart Beta 2050 Fund
BlackRock LifePath(r) Smart Beta 2055 Fund
BlackRock LifePath(r) Smart Beta Retirement Fund
BlackRock Low Duration Bond Portfolio
BlackRock Managed Income Fund
BlackRock Multi-Asset Income Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio